SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


Form S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933


FPL Group, Inc.
(Exact name of registrant as specified in its charter)


Florida
(State or other jurisdiction of incorporation or organization)


59-2449419
(I.R.S. Employer Identification No.)


700 Universe Boulevard
Juno Beach, Florida  33408
(561) 694-4644
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


Employee Thrift and Retirement Savings Plan for Bargaining
Unit Employees of Florida Power & Light Company
(Full Title of Plan)


Dennis P. Coyle
General Counsel and Secretary
FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4644


Jeffrey I. Mullens, P.A.
Steel Hector & Davis LLP
1900 Phillips Point West
777 South Flagler Drive
West Palm Beach, Florida 33401-6198
(561) 650-7257


Robert J. Reger, Jr., Esq.
Reid & Priest LLP
40 West 57th Street
New York, New York  10019-4097
(212) 603-2000
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)


It is respectfully requested that the Commission send copies of all notices, orders and communications to:
Denise A. Gordon, Esq.
Steel Hector & Davis LLP
1900 Phillips Point West, 777 South Flagler Drive
West Palm Beach, Florida  33401-6198
(561) 650-7273




CALCULATION OF REGISTRATION FEE

                                                     PROPOSED          PROPOSED
                                  AMOUNT             MAXIMUM           MAXIMUM               AMOUNT OF
TITLE OF EACH CLASS OF            TO BE              OFFERING PRICE    AGGREGATE             REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED <F5>    PER UNIT <F1>     OFFERING PRICE <F1>   FEE

Common Stock, $.01 Par Value      1,000,000  (F2)    $46.4375          $46,437,500.00        $14,071.97 (F4)
Preferred Share Purchase Rights   1,000,000  (F3)


<F1>
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of such Common Stock on June 30, 1997 on the New York Stock Exchange Composite Tape.


<F2>
This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events.


<F3>
The Preferred Share Purchase Rights (the "Rights") are attached to and will trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.


<F4>
Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the registration fee for the Common Stock.


<F5>
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company.




PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS
RELATING TO THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND
REGISTRATION STATEMENT NO. 33-33215.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN
ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT AND RULES 456 AND 462 PROMULGATED THEREUNDER.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.

Not required to be filed with the Commission.

Item 2.     Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

The following documents filed or to be filed by FPL Group, Inc. (the "Registrant") or the Employee Thrift and Retirement Savings Plan for Bargaining Unit Employees of Florida Power & Light Company (the "Plan") with the Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K (Commission File No. 1-8841) for the fiscal year ended December 31, 1996.

2. The Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-8841) for the quarterly period ended March 31, 1997.

3. The Plan's Annual Report on Form 11-K (Commission File No. 1-8841) for the year ended December 31, 1996.

4. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the report referred to in (1) above.

5. The description of the Registrant's Common Stock to be offered pursuant to the Plan which is contained in its Registration Statement on Form 8-B filed with the Commission on December 31, 1984, including all amendments and reports filed for the purpose of updating such description.

6. The description of the Rights contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission on June 20, 1996, including all amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration

Statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

None.

Item 6.     Indemnification of Directors and Officers.

Section 607.0850 of the Florida Statutes generally permits the Registrant to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the Registrant if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the Registrant may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes Section 607.0834
(unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to the Registrant or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes
Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the Registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Registrant, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the Registrant or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.
The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The Registrant's Bylaws provide generally that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of the Registrant, as well as any employees or agents of the Registrant or other persons serving at the request of the Registrant in any capacity with any entity or enterprise other than the Registrant to whom the Registrant has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys' fees) and all liabilities and losses (including judgments, fines, and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

In addition, the Registrant carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

(a) *    4(a) Restated Articles of Incorporation of the Registrant dated
              December 31, 1984, as amended through December 17, 1990 (filed on July 16, 1993 as Exhibit 4(a) to Post-Effective Amendment No. 5 to Form S-8 , Registration No. 33-18669).

    * 4(b) Amendment to the Registrant's Restated Articles of Incorporation dated June 27, 1996 (filed as Exhibit 3 to Form 10-Q for the quarter ended June 30, 1996, Commission File No. 1-8841).

    *    4(c) Bylaws of the Registrant, as amended November 15, 1993 (filed as
              Exhibit 3(ii) to Form 10-K for the fiscal year ended
              December 31, 1993, Commission File No. 1-8841).

    * 4(d) Rights Agreement, dated as of July 1, 1996, between the Registrant and The First National Bank of Boston (filed as
              Exhibit 4 to Form 8-K, dated June 17, 1996, Commission File No. 1-8841).

         5    Opinion of Steel Hector & Davis LLP.

        23.1  Consent of Deloitte & Touche LLP.

        23.2 Consent of Steel Hector & Davis LLP is included in Exhibit 5 to this Registration Statement.

        24 Power of Attorney (included on signature pages of this Registration Statement).

    *        Incorporated by reference as indicated.


(b) The Registrant has submitted the Plan and will submit or has submitted any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.     Undertakings.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the Registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the Registration Statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY


Each director and/or officer of the Registrant whose signature appears below hereby appoints the agents for service named in this Registration Statement, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf, in any and all capacities stated below and to file with the Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.


SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Juno Beach, State of Florida, on this 16th day of June, 1997.


FPL GROUP, INC.



By:       /s/ JAMES L. BROADHEAD
              James L. Broadhead
        Chairman of the Board, President
           and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Signature                  Title                              Date


/s/ JAMES L. BROADHEAD     Chairman of the Board, President   June 16, 1997
    James L. Broadhead     and Chief Executive Officer
                           (Principal Executive Officer
                           and Director)


/s/ K. MICHAEL DAVIS       Controller and Chief Accounting
    K. Michael Davis       Officer (Principal Accounting
                           Officer)


/s/ MICHAEL W. YACKIRA     Vice President, Finance and
    Michael W. Yackira     Chief Financial Officer
                           (Principal Financial Officer)



/s/ H. JESSE ARNELLE       Directors
    H. Jesse Arnelle


/s/ ROBERT M. BEALL, II
    Robert M. Beall, II

Signature                  Title                              Date


/s/ J. HYATT BROWN         Directors                          June 16, 1997
    J. Hyatt Brown


/s/ LYNNE V. CHENEY
    Lynne V. Cheney


/s/ ARMANDO M. CODINA
    Armando M. Codina


/s/ MARSHALL M. CRISER
    Marshall M. Criser


/s/ B. F. DOLAN
    B. F. Dolan


/s/ WILLARD D. DOVER
    Willard D. Dover


/s/ ALEXANDER W. DREYFOOS JR.
    Alexander W. Dreyfoos Jr.


/s/ PAUL J. EVANSON
    Paul J. Evanson


/s/ DREW LEWIS
    Drew Lewis


/s/ FREDERIC V. MALEK
    Frederic V. Malek


/s/ PAUL R. TREGURTHA
    Paul R. Tregurtha

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on this 16th day of June, 1997.


Employee Thrift and Retirement Savings Plan for
Bargaining Unit Employees of Florida Power & Light Company

By:  Employee Benefits Plan Administrative Committee


By:            /s/ J. K. PETERSON
                   J. K. Peterson
                      Chairman

EXHIBIT INDEX


Exhibit
No.          Sequential

 5           Opinion of Steel Hector & Davis LLP

23.1         Consent of Deloitte & Touche LLP

23.2         Consent of Steel Hector & Davis LLP is included in Exhibit 5

24 Power of Attorney (included on signature pages of this Registration Statement)